Exhibit 99.1

Offerpad Announces Reverse Stock Split

TEMPE, Ariz. – June 4, 2026 – (BUSINESS WIRE) – Offerpad Solutions Inc. (“Offerpad” or the “Company”) (NYSE: OPAD), a leading tech-enabled real estate solutions company, announced today that it will effect a 1-for-10 reverse stock split (the “Reverse Stock Split”) of its Class A common stock, par value $0.0001 per share (“Common Stock”), that is expected to become effective at 5:00 p.m. Eastern Time on June 8, 2026 (the “Effective Time”).

The Company expects that its Common Stock will open for trading on the New York Stock Exchange (“NYSE”) on a reverse split-adjusted basis on June 9, 2026 under the existing trading symbol “OPAD”. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 67623L 505.

The Reverse Stock Split was approved by the Company’s stockholders at its 2026 Annual Meeting of Stockholders, held on June 3, 2026 with the final ratio determined thereafter by the Company’s board of directors. The Company will file an amendment to its Fourth Restated Certificate of Incorporation to implement the Reverse Stock Split as of the Effective Time. The Reverse Stock Split is intended to, among other things, increase the per share trading price of the Common Stock to satisfy the price requirements for continued listing on the NYSE.

At the Effective Time of the Reverse Stock Split, every ten shares of Common Stock outstanding and held of record by each stockholder of the Company will be automatically reclassified into one new share of Common Stock. As a result of the Reverse Stock Split, proportionate adjustments will be made to the number of shares of Common Stock underlying Offerpad’s outstanding equity awards and the number of shares issuable under Offerpad’s equity incentive plans and existing agreements, as well as the exercise price and/or any stock price goals, as applicable. Additionally, the Company has both public warrants (the “Public Warrants”) and private warrants (the “Private Warrants,” and together with the Public Warrants, the “Warrants”) issued to certain investors to purchase shares of Common Stock that are currently exercisable. Under the terms of the applicable Warrant agreements, the number of shares of Common Stock issuable on exercise of each Warrant will be proportionately decreased, the Warrant purchase price will be equitably adjusted (to the nearest cent) with respect to the Public Warrants, and the exercise price with respect to the Private Warrants will be proportionately increased. The terms of the Company’s outstanding Warrants do not permit issuance of fractional shares upon exercise of such Warrants. Instead, the number of shares issuable shall be rounded down upon exercise of the Public Warrants and shall be rounded up upon exercise of the Private Warrants.

The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split results in some stockholders receiving cash in lieu of fractional shares. No fractional shares will be issued in connection with the Reverse Stock Split. Instead, each stockholder will be entitled to receive a cash payment in lieu thereof at a price equal to the fraction of one share to which the stockholder would otherwise be entitled multiplied by the closing price per share of Common Stock on the NYSE on the date of the Effective Time.

Continental Stock Transfer & Trust Company is acting as transfer and exchange agent for the Reverse Stock Split. Registered stockholders who hold shares of Common Stock are not required to take any action to receive post-reverse split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker’s particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

Additional information regarding the Reverse Stock Split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2026 (the “Proxy Statement”), which is available on the SEC’s website at www.sec.gov and on the Company’s website at https://investor.offerpad.com.

About Offerpad

Offerpad Solutions Inc. (NYSE: OPAD) is a real estate solutions company focused on giving homeowners more control, flexibility, and choice when buying and selling a home. Offerpad provides Cash Offers, Agent listing services, access to additional cash buyers through marketplace-enabled capabilities, and renovation services that support both internal transactions and third-party partners. Founded in 2015, the Company combines proprietary technology with local real estate expertise to simplify the home sale process and reduce friction across the transaction lifecycle, helping customers move forward with speed, transparency, and confidence. Learn more at www.offerpad.com.

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Contacts

Investors & Media

Cortney Read VP, Investor Relations & Communications

Investors@offerpad.com

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding the Reverse Stock Split and timing thereof and Offerpad’s intention with respect to compliance with the price requirements for maintaining its listing on the NYSE are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, market conditions and their impact on Offerpad’s trading price on the NYSE; and other factors discussed in the Proxy Statement. These and other important factors discussed under the caption “Risk Factors” in Offerpad’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 24, 2026, and Offerpad’s other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.